UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2022
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
As previously disclosed, on May 9, 2022, Biohaven Pharmaceutical Holding Company Ltd., a British Virgin Islands business company limited by shares (“Biohaven” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”), and Bulldog (BVI) Ltd., a British Virgin Islands business company limited by shares and a wholly owned subsidiary of Pfizer (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Biohaven (the “Merger”).

The completion of the Merger is conditioned upon, among other things, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) relating to the consummation of the Merger. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on June 27, 2022. In addition to antitrust approval in the United States, the Merger was cleared by the German Federal Cartel Office on June 13, 2022 and was cleared by the Austrian Federal Competition Authority on June 23, 2022. On June 24, 2022, in response to a briefing paper filed by Pfizer on May 20, 2022, the UK Competition & Markets Authority confirmed that no further information is required on the Merger.

The completion of the Merger remains subject to other closing conditions, including (i) the receipt of the required approval from Company shareholders, (ii) the completion of a pre-closing reorganization by the Company, which will result in (x) Biohaven Research Ltd., a British Virgin Islands business company limited by shares and a wholly owned subsidiary of the Company (“SpinCo”) owning, assuming or retaining certain assets and liabilities of the Company and its subsidiaries related to the Company’s pipeline assets and businesses, and (y) the Company owning, assuming or retaining all other assets and liabilities, including those associated with the Company’s platform for the research, development, manufacture and commercialization of calcitonin gene-related peptide receptor antagonists, including rimegepant, zavegepant and the Heptares Therapeutics Limited pre-clinical CGRP portfolio and (iii) following such pre-closing reorganization, the distribution by the Company to its shareholders as of the record date all of the issued and outstanding common shares of SpinCo, no par value, on a pro rata basis.

Additional Information and Where to Find It
In connection with the proposed transaction, Biohaven will be filing documents with the United States Securities and Exchange Commission (the “SEC”), including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Biohaven’s shareholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Biohaven with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at Biohaven’s shareholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Biohaven’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or on Biohaven’s website at https://www.biohavenpharma.com/investors.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Biohaven and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Biohaven’s directors and executive officers is set forth in its proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 11, 2022. Other information regarding participants in the proxy solicitations in connection with the proposed transaction, and a description of any interests that they have in the proposed transaction, by security holdings or otherwise, in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and by going to Biohaven’s website at https://www.biohavenpharma.com/investors.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 28, 2022

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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